                                   February 24, 1994




Securities and Exchange Commission
Washington,  D.C.  20549

Gentlemen:

We are filing a copy of the report of Niagara Mohawk Power
Corporation on Form 8-K dated February 24, 1994.

We have also filed this report with the New York State Stock
Exchange.

                                   Very truly yours,



                                   Steven W. Tasker
                                   Vice President -
                                   Controller


SWT:gms

8-K-cvr.edg
SECURITIES AND EXCHANGE COMMISSION
Washington,  D. C.   20549

FORM 8-K

CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934


DATE OF REPORT -  FEBRUARY 24, 1994

NIAGARA MOHAWK POWER CORPORATION
- --------------------------------
(Exact name of registrant as specified in its charter)

State of New York                       15-0265555
- -----------------                       ----------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

Commission file Number 1-2987

300 Erie Boulevard West                 Syracuse, New York  13202
(Address of principal executive offices)          (zip code)

(315)  474-1511
Registrant's telephone number, including area code

Item 5. Other Events
- --------------------

     On February 23, 1994, Standard & Poors (S&P) announced that they were lowering their ratings on Company securities. These revised S&P ratings are now as follows: senior secured debt (including First Mortgage Bonds) to BBB- from BBB, senior unsecured debt and preferred stock to BB+ from BBB- and commercial paper to A-3 from A-2. In addition, S&P announced that the ratings outlook for the Company would continue to be negative.

     A number of factors reflecting "prospects for insufficient financial improvement" were considered in S&P's decision to downgrade, including large and increasing purchased power costs required to be paid to unregulated generators, weak sales growth prospects because of the sluggish economy in the Company's service territory and the potential for modest revenue losses resulting from discounted rates to larger customers who may otherwise bypass the Company's electric system for other suppliers.

     S&P noted that the Company has taken steps to control operating expenses and limit exposure to unregulated generator costs and to otherwise improve revenues. They expressed concern, however, as to whether the Company could, among other things, continue to contain costs and sustain its strong nuclear performance level achieved in 1993.

     Moody's Investors Service has indicated that they will be maintaining their current ratings on all existing debt and will extend such rating to the upcoming debt offering.



SIGNATURE
- ---------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              NIAGARA MOHAWK POWER CORPORATION
                              --------------------------------
                                         (Registrant)





Date:   February 24, 1994     By /s/Steven W. Tasker
                              ----------------------
                                 Steven W. Tasker
                                 Vice President-Controller and
                                  Principal Accounting Officer